Exhibit (a)(1)(R)
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Welcome 1o the Atmel Corporation Stock Options Tender Offer website Please- enter your Employee- ID and Password (last four digits of your Social Security Number: If you do not recall your Employee ID. click here. Employee ID: \ ___| i-aa; sensitive;. PaSSWOrd: | \ fCase Sensitive)
Welcome Screen
Welcome to the Atmel Corporation Stock Options Tender Offer Website NON-ADMIN USER Corporation Tender Offer (the Il 0ffer” or the “Offer to Amend” ) is officially launching (unless extended), read the Offer to Amend and the exhibits thereto very carefully. BACKGROUND Internal Revenue Code Section 409A imposes certain adverse tax consequences which vest after December 31, 2004 (''discount options”). In addition, certain states state income tares).

discount option in 2006 or 2007, Please review the items in KEY DOCUMENTS AMD MATERIALS section below for more details. Stock options which are eligible to be amended under the Offer will remain subject to responsible for an/ taxes, penalties or interest you should incur under Section 409A and accepting the Offer is not enough to have your options amended, the Offer has to close corrected. IF YOU EXERCISE ANY DISCOUNT STOCK OPTION PRIOR TO RECEIVING NOTIFICATION FROM ATMEL THAT IT HAS BEEN AMENDED, YOU SHOULD HAVE ADVERSE TAX CONSEQUENCES. INFORMATIONAL MEETINGS consequences of the Offer with your financial, legal and/or tax: advisors. KEY DOCUMENTS AND MATERIALS
Below is a summary that outlines how and when to tender your eligible options. However, we strongly urge you to read the Offer to Amend and the exhibits thereto very carefully before taking any action. However, we strongly urge you to read the Offer to Amend and the exhibits 1, Review the following important documents: a) Offer to Amend d)FAC_ 2, Click the OFFER TO AMEND hyperlink above and review carefully the Offer to should review before deciding whether to tender your eligible options in the Offer, 3, Please return to the WELCOME PAGE and then click the INSTRUCTIONS TO ELECTION/WITHDRAWAL FORM button, Carefully review the instructions, You will be given the option to print the instructions, but it is not required. 4, Please return to the WELCOME PAGE and then click on the MAKE AN ELECTION button at the bottom of the page to proceed with your election, You will be redirected to the first page of the Election/Withdrawal Form. You will need to check the appropriate boxes to indicate whether you elect to tender your eligible options in accordance with the terms of the Offer, E, After completing the Election/Withdrawal Form, you will be allowed to review the election you have made with respect to your eligible options and see the new exercise election, you will proceed to the Election Amendment Review page that will allow you to Only after you agree to the Election Amendment Review will you be directed to the Print

2007 at 9 p.m. Pacific Time (unless extended), U.S. business days have elapsed, you may a-mail Carol Pleva, Manager; Stock Note that the Welcome Page to the Offer website also contains a link to Frequently ftsked Questions (FAQ) and to the independent third-party Employee Presentation that KEY DATES TO REMEMBER The commencement date of the Offer is November 26, 2007, The Offer will expire at 9 p.m, Pacific Time on December 21, 2007 (unless we extend the Offer), The eligible options will be amended on or about December 21, 2007 (unless we extend the Offer). DECLINE OR WITHDRAW FROM THE OFFER MAKE AN ELECTION button at the bottom of the page and on the election page please select the alternative of “I hereby decline the Offer and elect to not amend my eligible options.” We remind you that the choice not to participate should expose you to the adverse tax consequences of section 409ft, Your choice not to participate may be changed up until 9 p.m, Pacific Time on December 21, 2007, the expiration date of the Offer, by re-logging in to this website and completing the Election/Withdrawal Form according to the procedures detailed above. QUESTIONS Administration at Atmel at Carol,Plevaaatmel.com
Note that the Welcome Page to the Offer website also contains a link to Frequently Asked Questions (FAQ) and to the independent third-party Employee Presentation that you may find helpful in determining whether to tender your eligible options. KEY DATES TO REMEMBER The commencement date of the Offer is November 26, 2007, The Offer will expire- at 9 p,m, Pacific Time on December 21, 2007 {unless we extend the Offer), The eligible options will be amended on or about December 21, 2007 (unless we extend the Offer). DECLINE OR WITHDRAW FROM THE OFFER have come to the conclusion that you do not wish to participate, please click on the MAKE AN ELECTION button at the bottom of the page and on the election page please select the alternative of “I hereby decline the Offer and elect to not amend my eligible options.” We remind you that the choice not to participate should expose you to the adverse tax consequences of Section 409A. Your choice not to participate may be changed up until 9 p.m, Pacific Time on December 21, 2007, the expiration date of the Offer, by re-logging in to this website and completing the Election/Withdrawal Form according to the procedures detailed above. QUESTIONS third-party will provide tax advice specific to an individual’s circumstances or make any requests for general tax. information about this Offer to Jon Gonzales, Director, Chief you discuss the personal tax consequences of this offer with your financial, legal and/or tax advisors.

Election Information Screen
Weed Herp? Prrone: 1-405-487-2731 emiL-ejrc.l.PleraBalmeteem H mfamiiiro ATMEL CORPORATION Election Information Click on the link below to view detailed information on the Atmel Corporation Offer to Amend Program Employee Presentation FAQ liaaiaaaaBI H™ “• ••• “ B|BgB |
Contact Information
JHII L M Need Help? Phone-1-408-487-2731 SSSSSSSffs EWILCarol Pte-Ht<B>BtmiH <som “ a “ m ‘ m ‘"| IfflBBMilifililT ATMEL CORPORATION CONTACT INFORMATION Manager. Stock Administration at: FAK [406)4364111 EMAIL Carol.Pleua@atmel.com If you have general questions about the Offer, please contact Jon Gonzales. Director. Chief Coiparais Counsel at Atmel at Jon Gonzalesrgiatmel com It is anticipated that all inquiries will be responded to by the end of the following business day.

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ATMEL CORPORATION

November 26, 2007

THE OFFER EXPIRES AT 9 P.M., PACIFIC TIME, ON DECEMBER 21, 2007, UNLESS THE OFFER IS EXTENDED

Name: **NON-ADMIN USER**
Employee ID: **456**
Address: **123 TEST STREET**

Dear **NON-ADMIN USER,**

We have determined that you HAVE exercised a discount option in 2006 or 2007. This determination will affect the treatment of your eligible option should you choose to participate in the Offer. For more information see Question 9 in the Offer to Amend. If you believe that this determination is erroneous, please contact Carol Pleva, Manager, Stock Administration at Atmel via telephone at (408) 487-2731 or via e-mail at Carol.Pleva@atmel.com. Please click on the PROCEED TO ELECTION/WITHDRAWAL FORM button located on the bottom of the page to continue with amending your eligible options.

PROCEED TO ELECTION/WITHDRAWAL FORM

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m A HOMEE MILCONTACT USLCIG Dili A\H L M Neetf Help? Phons- 1-408-487-2731 — B EMAtL-CamlPiiraitoatmBl.com ATMEL CORPORATION NOVEMBER 2E, 2007 THE OFFER EXPIRES AT 9 P.M., PACIFIC TIME, ON DECEMBER 21, 2007, UNLESS THE OFFER IS EXTENDED ame NON-ADMIN USER n-.|;l;,ss ID 456 .ddress 123 TEST STREET mportant. Read the cffeiina documents tins AGREEMENT TO TER’.’i- •’.-= =.= .’. . ‘ “- .•.vAL below and the INSTRUCTIONS TQ ELECTION.-’WITHDRAWAL FORM before completing and signing this page. ndicate your decision 1o tender a]l of your eligible options with respect to each option grant identified below for amendment by electing reatment in all the boxes belovi next to each grant Please note that unless you amend e’,ery option grant some of your eligible options should be subject to the tax consequences of Section 409A (as described in the Offer to Amend) If you choose to decline the Offer, please select the tox belc-.v indicating “I hereby decline the Offer and elect to not amend my eligible option ]” : however, your eligible options should be subject to the tax consequences of Section 409A (as described m the Offer to Amend) AGREEMENT TO TERM f OF ELECTION ''-ITHDRAWAL Number of Reprke and Increase Exercise Original Reused Outstanding Price of AM Eligible Options? Option Original Grant Measurement Revised Eligible ExpirationOR Number Grant Date PriceDate Grant Price Options DaleDo Not Amend 4 Dec10.2003 JE3.45 rJov20.2007 | H-.15 600 Dec10.2013 QReprice ® Do NotAmemf 5 Dec 10.2004 S3.45 rJov20.2007 | 14.15 550 Dec 10.2014 OReprice ® Do Hoi Amend: 6 Dec10.2005 13.45 No«20.2007 | 14.15 50 Dec 10 2015 OReprice <»<Do Nm Amend

IF YOU CHOOSE TO PARTICIPATE, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFERING DOCUMENTS. If you would like to participate m this Offer, ple-ase indicate your election by checking Ihe box below. market value of a share of the common stock of Atmel on the option’s measurement date for financial reporting purposes pursuant to the terms set forth in the Offer. For Option Number: 4: 5; E: You may withdraw this election k. lojoin;! jnto “he Oifei ‘ ebsite and completing the v:ithdia—al process before 9 00 p.m Pacific Time December 21 2007 unless we extend the Offer Certain Options dated llcvembei 26 2QQ 7 of winch I hereby’ acknowledge receipt. Each eligible option will be amended on or about December21 2007 or later if the Offer is extended fallowing the extended expiration date extends the period of time dining • hi:h the Offer .’.ill remain open 3. Except as otherwise provided below, the exercise price of each of my tendsieo e!i:nc!e cptic-nis} will be amended to increase the exercise price psi sbeis ic the iair maiket .akie cl a shais cfths common “etocl’ ct itmel Corporation on the measurement date of such 4. If I cease to be employed by Atmel Corporation or its subsidiaries after I elect lo amend my eligible optmnfs but before Atmel Corporation ac;spts such option’s. lo> amsndmsnt oi, sligibl; options -.-.ill not be amended or replaced 5 Until December 21 2007 or later if the Offer is extended. I will have the right to withdraw my eligible optmn(s} that I elected to have amended. However after that date I will have no .,ithdra..val lights unless -tiv.ei CcipOi-elisn does not accept m. tendeied eligible option (s| before January 23. 2008. the 40th business da, aftei No-.emter 2E 2007. which is commencement of the Offer. I may then withdraw my tendered eligible option(sj at any time prior to Atmel Corporation’s acceptance of such options for amendment pursuant to the Offer.
6. The tender of my eligible option(s) will constitute my acceptance of all of the terms and conditions of the Offer. Acceptance by Atmel Corporation ot nv. eligible optiome fsi amendment puisuant to the Offer will constitute a binding agreement bet—een ~tmel Corporation and me upon the terms and subject to the conditions of the Offer. 7. I am the registered holder of my eligible option(s) tendered hereby, and my name, employee identification number and other information appearing on the cover page are true and correct. 8 I am not required to tender my eligible options’ pursuant to the Offer I ACKNOWLEDGE THAT I WILL BE SOLELY RESPONSIBLE FOR ANY PENALTY TAXES, INTEREST PAYMENTS OR OTHER TAX LIABILITIES I MAY INCUR UNDER SECTION 409A AND APPLICABLE STATE LAWS IF I ELECT TO HOT AMEND AH ELIGIBLE OPTION PURSUANT TO THE OFFER. 9. Atmel Corporation and.’or the independent third party hired with respect to the Offer cannot give me legal, tax or investment advice-with respect to the Offer and I have teen ad’.ised to consult -’-’ith m. o.’.n legal tax and in 1 seln-ism ?:r ‘sors as to the consequences of participating or not participating in the Offer 10 Under certain circumstances set forth in the Offer to Amend Atm?i Dorpoianon ma 1 . 1?!mina*? dt air-sn:! ih? Offer and postpone its acceptance of the eKi : apuo-E ‘ia,e elected to amend Micukl the eligible options: tendered heie=iith not be accepted for amendment, such option[s) will he ieiuine:l ic me p’omptl 1 . folio..in;i ‘h? ?-ciiation or termination of the Offer. 11 I understand that if I do not clearly mark the box electing to amend all of m; eligible options none of my eligible options will be amended. I may be subject to the ad-,eise \sn consequences undei Section 409A with respect to such options.

12 I understand that unless I have elected to amend aN of my eligible options. I should be subject to the adverse tax consequences under Section 409A with respect to my non-amended options IF YOU CHOOSE NOT TO PARTICIPATE. YOU AGREE TO ALL TERMS BELOW If you do not want to participate in the Offer please mdicai • oui isotion tc decline oi • -ithcliaw from the Offer by checking the box below. D I hereby decline the Offer and elect to not amend my eligible option(s). For Option Number: 4: 5; E; You may change ..our election to decline or withdraw from the Offer by submitting 5 pooped., icmplete’l an:i signs;! Elect ion ‘Withdrawal Form prior to the expiration date which will be 9 00 p m Pacific Time December 21. 2007 unless we extend the Offer glDone IF YOU CHOOSE HOT TO PARTICIPATE, VOU AGREE TO ALL TERMS BELOW below. D I hereby decline the Otter and elect to not amend my eligible option ). For Option Number: 4: 5; E: You may change your election 1o decline oi — ithdia — from the Offer by eubmitting a proper!’. =cmi:!ete;i an;! eigned ElectionWithdrawal Form prior to the eviration date which will be 9:00 p m Pacific Time “December 21 2007. unless we extend the Offer If you haw read the abc-.e referenced important do-cuments describing the Offer and have come to the conclusion that you do not wish to participate, ple-ase indicate your withdrawal by chsc-king the bo-i sbo.e ‘.”.’s ismin:! you tliei th? ;hc-:; -•;: ••: :,=•::: ;-;:s = “,’;’ -? •:;•:-; you to the ?d.=,s= \?-. conss usnces of Section 4Q9A. Your choice not to participate may be changed up until 9p.m. Pacific Time on Dece-mber 21. 2007. the expiration date of the Offer, by re-logging in to this website and completing the Election/Withdrawal Form according to the procedures detailed above. that the amended oplion(s) may decline in value when I decide to exercise such option(s). I further understand that past and time in the future. Please read the ottering documents, this ELECTIONA/VITHDRAWAL FORM, the AGREEMENT TO TERMS OF ELECTION/WITHDRAWAL, and the INSTRUCTIONS TO ELECTION WITHDRAWAL FORM.
SIGNATURE OF OPTIONEE Please ignore this signature page if you are making your election via this Offer website. However, if you choose to turn in a properly. Date .. 2007 (Signature of up —tt — -..-•: ze:l Signatory) Date .. 2007 (if different than on cover page) Office Telephone [ .......... ) Email address Employee Identif cation Number (see cover page; If you are not able to submit your election electronically via the Offer website as a result of technical failures of the website such as the web-site being unavailable or the website not acc ptnvi .-our election or if you do not other.vise have access to the Offer website for any Pleva. Manacjsi’” scck -.:r:,stolen a! i-lOS 4364111 ::=fore 9 00 p m Pacific tnt,* :n Decenibe I’ i: : :-:ram a paper Carol.Plevaigatmel.com DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE. OR VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER ABOVE WILL HOT CONSTITUTE VALID DELIVERY. UNLESS YOU SUBMIT YOUR ELECTION FORM ELECTRONICALLY VIA THE OFFER WEBSITE.

Terms Screen
m A HOMEE MILlONIAO UStOi. OUT AU\ L M Need Help? Phone; 1-406-487-2731 s B EWl.-Cafc.l.Plev-a@aimgr.cpm IF YOU CHOOSE TO PARTICIPATE, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFERING DOCUMENTS. f you would like to participate in the offer please indicate your election by checking the box below D I hereby elect to reprke my eligible options and increase the exercise price per share ol my eligible options to the fair market value of a share of the common stock of Atmel on the option’s measurement date for financial reporting purposes pursuant to the terms set forth in the Offer. For Option Number: 4 You may withdraw this election by logging onto the Offer website and completing the withdrawal process before 9.00 p.m Pacific Time December 21.2007. unless we extend the Offer By electing to amend my eligible options by checking the box abc’.e I understand and agree to all of the following’ 1. I hereby agree to amend my eligible c-ptiaiiis ijisntifiecl in accordance »>ith the terms c-f the Offsi set forth in the Offei to Amend Certain O ijns ;’iate”;i Nc.embei 2- 2’••’-’ a’ hich I here!; 3- -;. — L? —= pt Eesn eligible c-pticn —ill be amended on or about December 21.2007. or later if the Offer is extended, following the extended expiration date 2. The Offer is currently set to expire at 9:00 p.m. Pacific Time on December 21. 2007 unless Atmel Corporation in its discretion. extends the period of time during which the Offer will remain open 3 Except as otherwise provided below, the- exercise price of each of my tendered eligible option(s) will be amended to increase the exercise price per share to the fair market value of a share of the common stock of Atmel Corporation on the measurement date of such eligible option foi financial reporting purposes. 4 If I cease to be employed by Atmel Corporation or Us subsidiaries after I elect to amend my eligible option(s) but before At me I
4. If I cease to he employed I;;. ~im?l SjupmaSon ji ;is s’,i;s,::;ai-’5? ar;ei I elect tc amen;! nv. eligible cptioiiis 1 hut before Atmel Corporation accepts siiJi cpiicpia for amendment rm eligible options ivill not be amended or replaced. 5 Until December 21 2007. or later if the Offer is extended I will have the right to withdraw my eligible optionlsl that I elected to have amended Howe\er after that date I v-iill ha’.e no Mthdra al rights unless Atmel Corporation does not accept my tendered eligible option is; before January 23 2003 the 40th busm*== Jay after I lo.ember 25 200” *hich is commencement of the Offer I may then withdraw 6. The tender of my eligible option[s} will constitute my acceptance of all of the terms and conditions of the-Offer. Acceptance by Atmel Corporation cf m, eligible cpticms! for amendment pursuant to the- Offer will constitute a binding agreement between Atmel Corporation and me upon the terms and subject to the conditions of the Offer 7 I am the registered holder of mv eligible option’s 1 tendered hsrebv and my name, employee identification number and other information 3 I am not required to tender my eligible optionis; pursuant to the Offer I ACKNOWLEDGE THAT I WILL BE SOLELY RESPONSIBLE FOR ANY PENALTY TAXES, INTEREST PAYMENTS OR OTHER TAX LIABILITIES I MAY INCUR UNDER SECTION 409A AND APPLICABLE STATE LAWS IF I ELECT TO NOT AMEND AN ELIGIBLE OPTION PURSUANT TO THE OFFER. 9. Atmel Corporation and/or the independent third-party hired with respect to the Offer cannot give me legal, tax or investment advice with respect to the Offer and I have been advised to consult with my own legal, tax and investment advisors as to the consequences of 10 Under certain circumstances set forth in the Offer to Amend, Atmel Corporation may terminate or amend the Offer and postpone its acceptance of the eligible options I have elected to amend. Should the eligible optionjs) tendered herewith not be accepted for 11 I understand that if I do not clearly mark the box electing to amend all of my eligible options none of m 1 .. eligible options will be- amended. I should be sub|ect to the adverse fa- consequences un:lsi .Secticn 40S~ ‘rth respect to such options 12 I understand that unless I have elected to amend all of my eligible options I should be sub|ect to the adverse tax consequences under Section 409A with 12. I understand that unless I have elected to amend all of my eligible options. I should be subject to the adverse tap. conseque-nces under Section 409A with respect to my non-amended options. I understand that neither Atmel Corporation not the Board of Directors of Atmel Corporation is making any

FOR ANY PENALTY TAXES, INTEREST PAYMENTS OR OTHER TAX LIABILITIES I MAY INCUR UNDER SECTION 4Q9A AND APPLICABLE STATE LAWS IF I ELECT TO NOT AMEND AH ELIGIBLE OPTION PURSUANT TO THE OFFER. 9 Atmel Corporation and/or the independent third-party hired with respect to the Offer cannot give me legal, tax or investment advice with respect to the Offer and I have been advised to consult with my own legal tax and investment advisors as to the consequences of participating or not participating m the Offer 10. Under certain circumstance-s set forth in the Offer to Amend Atmel Corporation may terminate or amend the Offer and postpone its acceptance of the eligible options I have elected to amend. Should the eligible opticm.s 1 tsn:le.s:l hs.e.vith not be accepted for amendment, such option(s) will be returned to me promptly folio vmg the expiration or termination of the Offer 11. I understand that if ‘ :b not dearly mark the bo*, electing to amend afl of my eligible options none of my eligible options will be amended I should be sublet to the adverse la*, consequences under Section 409A ;,rth respect la such options 12 I understand that unle-ss I ha-.« elected to amend all of mv eligible options I 9hGuld be subject to the ai.eiEe :a-. :o::Eeq’_,e-ce: undei Section 409A with respect 1o my non-amended options 12. I understand that unless I have elected to amend aj| of my eligible options. I should b-e subject to-the adverse tax consequences under Section 4Q9A with respect to my non-amended options. market price of Atmel Corporation common stock will be when Atmel Corporation amends my tendered eligible option(s) or Please read the offering documents, this ELECTION/WITHDRAWAL FORM, the AGREEMENT TO TERMS OF ELECTION WITHDRAWAL, and the INSTRUCTIONS TO ELECTION/WITHDRAWAL FORM.
SIGNATURE OF OPTIONEE Please ignore this signature page if you are making your election via this Offer website. However, if you choose to turn in a paper election or withdrawal form, you will need to fill out this signature page in order to have your election processed properly. Date 1 .. 2007 Date .............. . 2007 :Qcl,on<33sii3iy.9 :: 9399 .:int in full) Address (if different than on cover page! Office Telephone. ( Email address Employee Identification Number (see cover page): 9C9-:9 •;? ••=:; .ris.s a 1 ;’? ;.’ t? ?bs-te rv ac 9!:;iii:i -.our election or if you do not Gthei—ise ha, 9 access to th? Offer .-ensile for any .=?. ‘.- — .-.—‘. .?.-’’ •’ •—• -=• -=-. — = — -• — •=• :?”-’: 19*? = ‘:?•:?’ 9 l 9? tl c i -form and <-*i\m it tc’he Compan.’ ,ia facsimile to Carol Ple-.e Managar” Jtoo -.: — - =nat Dn ai ,403 4364111 before 9 00 p m Pacifi: Time on Cecember 21 200 To obtain a paper election form, please contact Carol Plesa Manager Stock Administration -,ia telephone at [408) 487-2 31 01 ,ia e-mail at Carol Plevaigatmel com DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE. OR VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER ABOVE. WILL NOT CONSTITUTE VALID DELIVERY. UNLESS YOU SUBMIT YOUR ELECTION FORM ELECTRONICALLY VIA THE OFFER WEBSITE.

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ATMEL CORPORATION
ELECTION AMENDMENT REVIEW

You have made the following elections with respect to your eligible options.

Option Number	Original Grant Date	Original Grant Price	Revised Measurement Date	Revised Grant Price	Number of Outstanding Eligible Options	Expiration Date	Repriced and Increased Exercise Price of All Eligible Options?	Did Not Amend
4	Dec 10, 2003	$3.45	Nov 20, 2007	$4.15	600	Dec 10, 2013	Reprice	
5	Dec 10, 2004	$3.45	Nov 20, 2007	$4.15	550	Dec 10, 2014		Did not Amend
6	Dec 10, 2005	$3.45	Nov 20, 2007	$4.15	50	Dec 10, 2015		Did not Amend

Is this information correct? If yes, click PROCEED TO CONFIRMATION button to continue. If no, click RETURN TO PREVIOUS SCREEN button

RETURN TO PREVIOUS SCREEN | PROCEED TO CONFIRMATION
ATMEL CORPORATION PRINT CONFIRMATION STATEMENT Date 11/25/2007 09:42:21 PM PST Employee ID 456 Address 123 TEST STREET Your election information has been recorded as follows: Repriced and Original Rei/ised Number of Exercise Price Option Original Grant Grant MeasurementRevised Outstanding of AM Eligible Did Hot Number Date | Price | PateGrant Price Eligible Options Expiration Date OPTIONS Amend 4Dec 10 2003 S3 45 No’-, 20 2007S4 15 BOO “ ,~Dec 10.2013 Repriced 5Dec 10.2004 13.45 Nov20.2007S4 1? 650 Dec 10.2014 mend E Dec 10.2005 S3.45 Nov20.2007 S4 15 50 Dec 10. 2015 Dld no1 PRINT THIS PAGE by clicking the PRINT A CONFIRMATION button be-low and save a copy. This will serve as the Election Confirmation Statement m the event our system does not registsr vcui siscticn or provide you with an e-mailed “Election Confirmation Statement” afte printed Electronic Confirmation Statsmsnt .is e-mail to Caiol Pl=,3 Mansgei Stock Administration at Carol Plg’.aig’slmel com 6”,,

Acknowledgement
ATMEL CORPORATION FORM OF ACKNOWLEDGMENT OF RECEIPT OF ELECTION FORM Repriced and Increased Original Revised Number of Exercise Price Option Original Grant Grant Measurement Revised Outstanding of AM Eligible Did Not Number DatePriceDateGrant Price Eligible Options Expiration Date Options Amend 4 Dec 10 2113 =345 Ncv2C 2G07S4 15 GOO Dec 10 2013 Repriced 6 Dec 10 2004 L14-; No 2’. 2007S4 16 550 i Dec“lQ 2014 Did not amend 5 Dec 10 2005 ‘ 5345 ‘ Nov20 2007 ‘ S4 15 50 Dec 10 2015 Did not amend Please note that you may withdraw this election by submitting a properly completed and signed withdrawal form prior to the dosing date which will be 9:00 p.m.. Pacifc Time. December 21. 2007 unless we extend the offer Air. questions si i s/jests tsi assistance should be directed to- Carol Pleua. Manager, Stock Administration vfa telephone at (408) 487-2731 or via e-mail at CaroLPIevajSlatmel com Please note that our receipt of your election form is not by itself an acceptance of the- eligible option. For purpose-s of the offer. Atmel Corporation will ha’.e accepts;! tiios? e iii:!-? cpiicnis 1 piopsi’h. tendered pursuant to the offer and not other- 1 -ise ‘.vithdrawn only when Atmel Corporation gives written or electronic nctics to the option holders ;isnsrall.. ct its acceptance of such options Such notice may be made
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ATMEL CORPORATION

NOVEMBER 26, 2007

THE OFFER EXPIRES AT 9 P.M., PACIFIC TIME, ON DECEMBER 21, 2007, UNLESS THE OFFER IS EXTENDED

Name :

Name: NON-ADMIN USER
Employee ID: 456
Address: 123 TEST STREET

Important: Read the offering documents, this AGREEMENT TO TERMS OF ELECTION/WITHDRAWAL below and the INSTRUCTIONS TO ELECTION/WITHDRAWAL FORM before completing and signing this page.

Indicate your decision to tender all of your eligible options with respect to each option grant identified below for amendment by electing treatment in all the boxes below next to each grant. Please note that unless you amend every option grant, some of your eligible options should be subject to the tax consequences of Section 409A (as described in the Offer to Amend). If you choose to decline the Offer, please select the box below indicating **"I hereby decline the Offer and elect to not amend my eligible option(s)"**; however, your eligible options should be subject to the tax consequences of Section 409A (as described in the Offer to Amend).

AGREEMENT TO TERMS OF ELECTION/WITHDRAWAL

Option Number	Original Grant Date	Original Grant Price	Revised Measurement Date	Revised Grant Price	Number of Outstanding Eligible Options	Expiration Date	Reprice and Increase Exercise Price of All Eligible Options? OR Do Not Amend
4	Dec 10, 2003	$3.45	Nov 20, 2007	$4.15	600	Dec 10, 2013	Reprice / Do Not Amend
5	Dec 10, 2004	$3.45	Nov 20, 2007	$4.15	550	Dec 10, 2014	Reprice / Do Not Amend
6	Dec 10, 2006	$3.45	Nov 20, 2007	$4.15	50	Dec 10, 2016	Reprice / Do Not Amend

Done

llF YOU CHOOSE TO PARTICIPATE. YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFERIHG DOCUMENTS. If you would like to participate m this Offer, ple-ase indicate your election by checking the box below. D I hereby eleci to reprice my eligible options and increase the exercise price per share of my eligible options to the lair market value of a share of the common stock of Atmel on the option’s measurement date for financial reporting purposes pursuant to the terms set forth in [he Offer. For Option Number: 4: 5: 6: December 21 2007 unless *e extend the Offer. By electing to amend my eligible options bv checking the be 1 *: above I understand and agree to all of the following’ 1 I hereby agree to amend my eligible Gptionss: identified in accordance with the terme of the Offer set forth in the Offer to Amend Certain Options dated ilc.5ir.bsr “A 20u 7 of -.-hicli I heiebv acknc -ledge lecsipt Eacii 9iigibi9 option .ill be amended on or about December 21. 2007. or later if the Offer is extended folio,-ing the extended expiration elate. 2. The Offer ie currently set to expire at 9:00 p.m. Pacific Time on Decemb-er 21. 2007. unless Atmel Corporation, in ils discretion, extends the period of time during which the Offer will remain open 3Except as otherwise provided below, the exercise price of each of my tendered eligible opt ion fs) will be amended to increase the exercise price per share to the fair market value ct a sliaie of the ccm’Tisn sled- “’ -tiri?! Cci-psiati-n sn the i-ness;.! = -•=:-’ :s;e ~~ ?. : ‘ eligible option fci financial importing purposes. 4 If I cease to be employed by Atmel Corporation or its subsidiaries after I elect to amend my eligible option[s but be-fore Atmel 5 Until December 21 2007 or later if the Offer i a extended. I will have the right to withdraw my eligible option that I elected to have .s: 1 -9: :9;; -J 9.9 si9- -::3, :iats I vill have no withdrawal rights unless -tn-.si :c’CC’s;’3’; dees net a:G5|?; m. i9:!:!9’9;i alkiible option (s) before January 23. 200S. the 40th business :ie;. 3 9’ Nc’ ‘hsr 2’- 2uu T -hich is commencement of the Offer I may then withdraw my tendered eligible opticm’s: at an;, time prioi to -tmsl Cc’pcuiico s accsp-sncs a’ sudi cplicns for amendment pursuant to the Offer 6. The tender of my eligible option(s) will constitute my acceptance ot all o! the teime and conditions of the Offer. Acceptance by Atmel Ccipcretien of m/ eligible option’s, foi amendment puisuant tc ths Offer ..ill ccnsTitu;; ? tm;!in:: ?3i==mini bst-..ssn .-.tnisl Cospsrsnon
7 I am the registered holder of my eligible- optmn(s) tendered hereby, and my name- employee identification number and othe-r 3 I am not required to tender my eligible optionis) pursuant to the Offer I ACKNOWLEDGE THAT I WILL BE SOLELY RESPONSIBLE FOR ANY PENALTY TAXES. INTEREST PAYMENTS OR OTHER TAX LIABILITIES I MAY INCUR UNDER SECTION 409A AND APPLICABLE STATE LAWS IF I ELECT “0 1:j” rt L ,;;’;j AM ELIGIBLE OPTION PURSUANT TO THE OFFER. 9. Atmel Corporation ?nd.or the independent third party hired with respect to the Offer cannot give me legal, tax or investment advice with respect to the Offer and I have been advised to consult with my o.vn legal tax and in,;s1n-,?nt e;| :sc-rs as to the consequences of participating or not participating in the Offer 10 Under certain circumstances set forth in the Offer to Amend. Atmel Corporation may terminate or amend the Offer and postpone its acceptance of the eligible options I have elected to amend. Should the eligible cpticms: tendered herewith not he accepted for amendment, such option } will be returned to me picmptl, fcllsin;i the e-pnaticn cr termination of the Offer. 11 I understand that if I do not clearlv mark the box electing to amend all of ni. eligible opt’cns none of m, eligible options will be amended I may be subject to the- adverse tax consequences under Section 409A with respect to such options. 12 I understand that unless I ha.e elected to amend all of m;. eligible options I should be subject to the adverse tah consequences under Section 409A frith respect to my non-amended options IF YOU CHOOSE NOT TO PARTICIPATE, YOU AGREE TO ALL TERMS BELOW below. 0 I hereby decline the Offer and elect 10 noi amend my eligible option ). For Option Number: 4; 3; 6; You may change your election to decline or withdraw from the Offer by submitting s pi open 1 / complete;! and signs;! Election/Withdrawal Form prior to the expiration date which will be 9 00 p m Pacific Time December 21. 2007. unless we extend the Offer you to the ad.eiee (a-, consequences of Section JOIJA Your choice not to participate may be changed up until 9 p.m Pacific Time on December 21 2007 the expiration date of the Offer bv re-lociqm;| in to this website and completing the Elect ion Withdrawal Form |Done

IF YOU CHOOSE HOT TO PARTICIPATE. VOU AGREE TO ALL TERMS BELOW If you do not ‘,;ant to participate in the Offer please indicate voui election to decline or withdraw from the Offer by che-cking the box be-low For Option Number: 4; 5; ii Form prior to ihW-eirat’cn ;isi= ‘ hidi vill be 9:00 p.m.. Pacific Time. December?! 2iJ07 unless we extend the Offer. If you have read the abo.e rsfeianGsd irr.portant documents describing the Offer and have ccrn to the conclusion that you do not wish to participate please indicate jour s-.ithd r a.-.ai b- checking the bo\ abo’.e ‘,”»e ram in;; ..:;: c’la—? chc c? ;i=. :c ::?.— ;:,r? 3”.. :; ;:s?= December 21 2007 the expiration data of the Offer by re-lagging in to this website and comp-leting the Election • 1 -ithclia..al Four, I understand lhai neither Aone! Corporation nor trie Board of Directors of Aimel Corporation is making any recommendation as 10 whether I should amend or refrain from amending my eligible option(s), and that I must make my own decision that [he amended opiion(s) may decline in value when I decide to exercise such opiion(s). I further understand that past and current markei prices of Atmel Corporation common stock may provide little or no basis for predicting what the market price of Atmel Corporation common slock will be when Atmel Corporation amends my tendered eligible option(s) or at any other time in the future.
Please read the offering documents, this ELECTIONWITHDRAWAL FORM, the AGREEMENT TO TERMS OF ELECTION/WITHDRAWAL, and the INSTRUCTIONS TO ELECTION WITHDRAWAL FORM.
SIGNATURE OF OPTIONEE Please ignore this signature page if you are making your election via this Offer website. However, if you choose to turn in a paper election or withdrawal form, you will need to MM out this signature page in order to hai/e your election processed properly. Date .. 2007 Date .. 2007 Address [if different than on cover page) Office Telephone [ .. | Email address Employee Idaiv fcation . .. If you are not able to submit your election electronically yfa the Offer website- as a result of technical failures of the website-, such as the website being unavailable or the ,.sl;sit= net 3;;5|;tmg vblm sis:tion or if you do not otherwise have access to the Offer website for any reason [including lack of internet services), you must ccmcis:; ? \.?fs: -f!;;tion form and re-turn it to the Company via facsimile to Carol Pleva, Manager. Stock Administration st .403, 436-4111 bsfcrs S 00 p m Recife Time on Cscemtsi 21 2007 To obtain a pape-r election form, please contact Carol Pleva Manager Stock Administration via telephone at (408) 487-2731 or via e-mail at DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE. OR VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER i-BO-E ‘.’’•ILL HOT CONSTITUTE VALID DELIVERY UHLE5f VOU SUBMIT VOUR ELECTION FORM ELECTRONICALLY VIA THE OFFER WEBSITE

Review Screen
J ___ j m A HOME E Ml[ [OI ™1 LOS Oljr yllfl |EL tieea Help? Phone- 1-40B-4S7-2731 ATMEL CORPORATION November 26, 2007 REVIEW OF YOUR DECISION TO DECLINE OR WITHDRAW FROM THE OFFER You have either elected to decline |:3:n;ic?:icn in ths Offer or to withdraw your eligible options fism i; 3 il cation in the Offer. If you wish to re: — : ;:t row e ECifon :: cfedtne -: \ :-;-•;.. •:.;.=?= =. »ret ;- propef -.i<r,i-\si . ?n:i slims j Lisbon ‘.Vithdrawal Form prior to the expiration date which will be 9:00 p.m.. Pacific Time. December 21. 2007. unless we extend the Offer. We want to make sure that you understand that declining or withdrawing from the Offer means I.You agree that you will pay all additional Federal and State lax penalties with respect to the non-tendered options: 3. (IF APPLICABLE) You decline to delay [he exercisability of your option until a “permissible payment event.” signed Election/Withdrawal Form prior to the equation data •••ncli will be 9:00 p.m.. Pacific Time, December 21 ZUU 7 unless we extend the Offer If the above is not your intent we encourage- yo-u to Return to the Previous Scree-n by clicking on the RETURN TO PREVIOUS SCREEN button belov-; and change your election Is the above information correct? If yes click PROCEED TO CONFIRMATION button to continue If no click RETURN TO PREVIOUS SCREEN button
Print Confirmation Screen

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ATMEL CORPORATION
November 26, 2007

PRINT CONFIRMATION OF YOUR DECISION TO DECLINE THE OFFER OR TO WITHDRAW FROM THE OFFER

You have either elected to decline participation in the Offer or to withdraw your eligible options from participation in the Offer. If you wish to reconsider your election to decline or withdraw, please submit a properly completed and signed Election/Withdrawal Form prior to the expiration date which will be 9:00 p.m., Pacific Time, December 21, 2007, unless we extend the Offer.

We want to make sure that you understand that declining or withdrawing from the Offer means:

1. You agree that you will pay all additional Federal and State tax penalties with respect to the non-tendered options;

2. You decline repricing the non-tendered options; and

3. (IF APPLICABLE) You decline to delay the exercisability of your option until a "permissible payment event."

Please note that you may change your decision to decline or withdrawal from the Offer by submitting a properly completed and signed Election/Withdrawal Form prior to the expiration date which will be 9:00 p.m., Pacific Time, December 21, 2007, unless we extend the Offer.

PRINT THIS PAGE: By clicking the PRINT A CONFIRMATION button below and save a copy. This Print Confirmation Statement will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an e-mailed "Acknowledgment of Receipt of Withdrawal" after your submission. If you do not receive a confirmation email within two business days after your submission, please forward a copy of your printed Election Confirmation Statement via email to Carol.Pleva@atmel.com

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Home ATMEL CORPORATION ACKNOWLEDGMENT OF RECEIPT OF DECLINE OR WITHDRAWAL Name : NON-ADMIN USER Employee ID : 456 We show that you have elected not lo tender all of your eligible options pursuant to the Offer We want to make sure that you understand that your election not to amend means. 1 You agree that you will pay all additional fsdsi’al and stats ta” penalties “rth respect to non-amended options 2 You decline repricing the non-tendered options and 3. (IF APPLICABLE) You decline to delay the exercisability of your option until a ‘permissible payment event/ If you do not intend these consequences you should ccnsidsi lo:|;|in:i bad- into the C’ffei •••etsrte to change your election before 9:00 https • atm = i sCimt, uenefits com’ Lo-g into the Offer website using your Employee ID and Password.
Has Not Exercised Flow

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ATMEL CORPORATION

November 26, 2007

THE OFFER EXPIRES AT 9 P.M., PACIFIC TIME, ON DECEMBER 21, 2007, UNLESS THE OFFER IS EXTENDED

Name: **NON-ADMIN1 USER**
Employee ID: **123**
Address: **123 TEST STREET**

Dear **NON-ADMIN1 USER,**

We have determined that you HAVE NOT exercised a discount option in 2006 or 2007. This determination will affect the treatment of your eligible option should you choose to participate in the Offer. For more information see Question 9 in the Offer to Amend. If you believe that this determination is erroneous, please contact Carol Pleva, Manager, Stock Administration at Atmel via telephone at (408) 487-2731 or via e-mail at Carol.Pleva@atmel.com. Please click on the PROCEED TO ELECTION/WITHDRAWAL FORM button located on the bottom of the page to continue with amending your eligible options.

PROCEED TO ELECTION/WITHDRAWAL FORM
1-1 — ’ 1 m A £ HOMEE MIL H CONTACT USIDG Oil! jflfl L A Need Help? Phone-1-408-487-2731 — EtvtAILCaeo! Ptevaf&afenel oom “H BHfriMilifiliTfr ATMEL CORPORATION NOVEMBER 26, 2007 THE OFFER EXPIRES AT 3 P.M.. PACIFIC TIME. OH DECEMBER 21. 2007. UNLESS THE OFFER IS EXTENDED Name. HOH-ADMIH1 USER Employe ID 123 Address. 123 TEST STREET Important Read the offering documents I ..- end the ! : •:• “-’ACTIONS TQ ELECTIOfl-VVITHDR”.’.’.-.-! FORM befcie completing and signing this page. Indicate your decision to tender aN of your eligible options with respect to each option grant identified below for amendment by electing treatment m all the boxes below next to each grant. Please note that unless you amend every option grant some of your eligible options should be subject to the tax consequences of Section 4uSa ias dsscnted in the Offer to Amend) If you choose to decline the Offer, please select the box below indicating “I hereby decline the Offer and elect to not amend my eligible oplion(s)” however your eligible options should be subject to the tax consequences of Section 409A (as described m the Offer to Amend) AGREEMENT TO TERM* OF ELECTION ‘.’-ITHDRAWAL ALTERNATIVE ONE: Delay Ability to Exercise Until a Number of’Permissible Exercise Event’: Original Original Revised Revised Outstanding ALTERNATIVE TWO: Increase Exercise Price for All Option Grant Grant Measurement Grant Eligible ExpirationEligible Options in the Grant: Number Date PriceDatePrice Options DateDo Hot Amend 1 D 2on,3 ‘ S3 — 45 Nov 20.2007 14.15 EDO %fft’ Dela ¥ exercise © Reprice O Do Not Amend 2 D< 2Qw’ W -45 Nov 2D — 20u7 & 4 — 15 55 D 20W’ ® Delay exelcise O Reprice O Do Not Amend ~ J : DeC 1___‘ 1,3 d 11 : Mn«30 7007 U1«i 0 eC I”’ Dnolau cvcrri Pr;R=.nrir=. (TiHn Hnl Amend
2 D< 2Qw’ S3 — 45 Nov 20 — 2m7 M — 15 55 D 2014 D ‘ Delay exelcise O Reprice <i> Do Not Amend 3 D !Jj0 1 5 ‘ $3-45 rJov 20.2007 14-15 50 D ™] ‘ Q Delay exercise O Reprice ® Do Not Amend IF YOU CHOOSE. NOT TO PARTICIPATE, VOU AGREE TO ALL TERMS BELOW If you do not vjant to participate in the Offer, please indicate your election to decline or withdraw from the Offer by checking the box below D I hereby decline the Oder and elect to not amend my eligible option . For Option Number: 1: 2: 3 You may change vein election to decline or -.-.ithdraw from the Offer by submitting a properly completed and signed Election/Withdrawal Form prior to the expiration date which will be 9:00 p.m.. Pacific Time. December 21 2007. unless we extend the Offer you to the adverse tax consequents of Ssiticn 405s Vein cnoice nd tc participate ma, l:e clianqe:! up until 5 p m Pacific Time on December 21. 2007. the expiration date of the Offer, by re-logging in to this website and completing the election form according to the I understand rhat neither Atmel Corporation nor the Board of Directors of Atmel Corporation is making any recommendation 35 to whether I should amend or refrain from amending my eligible option(s). and that I must make my own decision whether to tender my eligible option(s). taking into account my own persona! circumstances and preferences. I understand that the amended option(s) may decline in value when I decide to exercise such option(s). I further understand that past and current market prices of Atmel Corporation common stock may provide little or no basis for predicting what the market price of Atmel Corporation common stock will be when Atmel Corporation amends my tendered eligible option(s) or at any other time in the Please read the offering documents, ibis ELECTION/WITHDRAWAL FORM, the AGREEMENT TO TERMS OF ELECTIQNmiTHDRAWAL. and the INSTRUCTIONS TO ELECTION/WITHDRAWAL FORM.

Choose year to exercise
m A HOMEEl E MIL 8 CONTACT USLOG OUT Jill] EL M Weerf Help? Phone: 1-408-487-2731 £ H EMA!LCarol.Pleva@.aimel.Gom liafflimiDHl [B& rnnil You have selecl&d to delay your ability Lo exercise for one or more of your eligible option grants. By selection of this i-ltsmati.e One. this or these option grant(s) will be amended to delay your ability to exercise all your options in this grant, including options that are vested and unvested, and WILL BE LIMITED to the year in which the first of the bjyour death: c) your disability (as def ned in Code Section 409A): d) a change in control of Atmel Corporation (as defined by Code Section 409A): or e) January 1 OF A CALENDAR YEAR YOU CHOOSE BELOW [your ‘chosen exercise year”), which cannot be earlier than 2003 and net latsi than your option’s original expiration date. You can elect only one chosen exercise PLEASE ENTER A ‘CHOSEN EXERCISE YEAR” FOR EACH GRANT BELOW AND THEN CLICK THE CONTINUE BUTTON AT THE BOTTOM OF THE SCREEN WHEN YOU ARE FINISHED. Number ol Options Qualifying for Amendment as Option Number Eligible Options] haamjMLJBEEaB] KffiM
Terms to Exercise

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IF YOU CHOOSE TO PARTICIPATE, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFERING DOCUMENTS.

If you would like to participate in the offer, please indicate your election by checking the box below.

☑ **I hereby elect to delay my ability to exercise my selected options to a "permissible exercise event" pursuant to the terms set forth in the Offer.**

For Option Number: 2

You may withdraw this election by logging onto the Offer website and completing the withdrawal process before 9:00 p.m., Pacific Time, December 21, 2007, unless we extend the Offer. By electing to amend my eligible options by checking the box above, I understand and agree to all of the following:

1. I hereby agree to amend my eligible option(s) identified in accordance with the terms of the Offer set forth in the Offer to Amend Certain Options, dated November 26, 2007, of which I hereby acknowledge receipt. Each eligible option will be amended on or about December 21, 2007, or later if the Offer is extended, following the extended expiration date.

2. The Offer is currently set to expire at 9:00 p.m. Pacific Time on December 21, 2007, unless Atmel Corporation, in its discretion, extends the period of time during which the Offer will remain open.

3. Except as otherwise provided below, my ability to exercise my selected options WILL BE LIMITED to a "permissible exercise event" pursuant to the terms set forth in the Offer and my option agreement will be amended accordingly.

4. If I cease to be employed by Atmel Corporation or its subsidiaries after I elect to amend my eligible option(s), but before Atmel Corporation accepts such option(s) for amendment, my eligible options will not be amended or replaced.

5. Until December 21, 2007, or later if the Offer is extended, I will have the right to withdraw my eligible option(s) that I elected to have

Done | Internet

|5 Until Deceml-er 21 2\i\T or later if the Ofter is extended I • ‘i: ha.e t e r ;ght ts ‘.ithcka in, eligible opiums 1 that I elected to ha:e amended Ho*eser after that date I will have no vrthdra*al nghts unless Atmel Corporation Jses not a:cept in, tendered eligible option is; before Janusy 23 2008. the 401h business day after November 26 200 7 which is commencement of the Offer. I may then withdraw 6. The tender of my eligible op-tion(s} will constitute my acceptance of all of the terms and conditions of the Offer Acceptance by Aim el Corporation of my eligible optioms: foi amendment pursuant to the Offer will constitute a binding agreement between Atmel Corporation and me upon the terms and subject to the conditions of the Offer 7 I am the re:nsi-?is:i hcldsi sf in/ ehgibls option:s. tsndsrs;! hereby end my name smplo.’ss identification number and other information sppssiina on rhs ;o,si i;?:is are true and correct. 8 I am not required to tender my eligible optmnisj pursuant to the Offer I ACKNOWLEDGE THAT I WILL BE SOLELY RESPONSIBLE FOR ANY PENALTY TAXES, INTEREST PAYMENTS OR OTHER TAX LIABILITIES I MAY INCUR UNDER SECTION 409A ANDAPPLICABLE STATE LAWS IF I ELECT TO NOT AMEND AN ELIGIBLE OPTION PURSUANT TO THE OFFER. 9. Atmel Corporation and.’or the independent third-part, hired .vitli respect to ih* Otter cannot gi’.e me legal tax or investment advice with respect to the Offer and I have been advised to consult with my own legal, tax and investment a:!.isors as to the consequen-ces of participating or not participating in the Offer 10. Under certain circumstances set forth in the Offer to Amend Atmel Corporation mav terminate oi amend the Offer and p-ostpone itsacceptance of the eligible options I have elected to amend. Should the eligible optioms] tendered herewith not be accepted for 11 I understand that if I do not clearly mark the box electing to amend all of m, eligible options none of mv eligible options will be amended. I should ke sublet to the adverse tax consequences under Section 4Q9A with respect to such options. 12. I understand that unless I have elected to amend all of my eligible options, I should be subject to the adverse tax consequences unde-rSection 409A with respect to my non-amended options. 13. I understand that if I exercise an-..- eligible option prior to the expiration of the Offer any remaining un-j’-’ercissd eligible options will nolonger be eligible to be amended tc chscss af ed e’/srcise date If I elected a fixed exercise deiefo’ an, remaining un ercised option. I I understand that neither Atmel Corporation nor the Board of Directors of Atmel Corporation is making any
9. Atmel Corporation and/or the independent third-party hired with respect to the Offer cannot give me legal, tax or investment advice with respect to the Offer and I have been advised to consult with my own legal tax and investment advisors as to the consequences of participating or not participating m the Offer 10. Under certain circumstances set toith in the Offer to Amend. Atmel Corporation may terminate or amend the Offer and postpone its acceptance of the eligible options I have elected to amend. Should the eligible optioms 1 tendered here.vith not he accepted for 11 I understand that if I do not clearly mark the box electing to amend all of my eligible options none of my eligible options will be amend-ed. I should !;e s cjeci ro the ad. ise ‘?.’. ccn?e:i’.i?ncss unclei rsction 409-i ‘ Ith inspect to such options. 12. I understand that unless I have elected to amend all of my eligible options, I should be subject to the adverse la\ consequences underSection 4Q9A with respect to my non-amended options. 13. I understand that if I exercise any eligible option prior to the expiration of the Offer, any remaining unexercised eligible options will no I understand that neither Atmel Corporation nor the Board of Directors of Atmel Corporation is making any understand that rhe amended option(s) may decline in i/alue when I decide to exercise such option(s). I further understand that past and current market prices of Atmel Corporation common stock may provide little or no basis for predicting what the market price of Atmel Corporation common stock will be when Atmel Corporation amends my tendered eligible option(s) or PleaM read the offering documents, this ELECTIONS/ITHDRAWAL FORM, the AGREEMENT TO TERMS OF ELECTION/WITHDRAWAL, and the INSTRUCTIONS TO ELECTIQNVWITHDRAWAL FORM.

SIGNATURE OF OPTIONEE properly. Date .. 2007 Date .. .2007 Address [if different than on cover page) Office Telephone i; Email address Employee Identification Number (see cover page): If you are not able to submit your election eledionically via the Offer website as a result of technical failures of the website, such as the Ple’.a Manager Stock -Jmim=tration at i40B -35-4111 before 9 00 p.m.. Pacific Time on Cesamcsi 21 200” To obtain a paper election form please comact Carol Ple-,a Manager Stock Administration via telephone at (408) 487-2731 or via e-mail at DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE. OR VIA FACSIMILE TO A NUMBER OTHER THAU THE FACSIMILE NUMBER ABOVE. WILL NOT CONSTITUTE VALID DELIVERY. UNLESS YOU SUBMIT YOUR ELECTION FORM ELECTRONICALLY VIA THE OFFER WEBSITE.
Terms for Reprice
i HOME E MIL a (OHIAU US — LOG OUT A\t\ L M Need Help? Plmne-1-408-487-2731 SSSSSSSf EMAIL Carol PHysaaatmemom IF YOU CHOOSE TO PARTICIPATE, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFERING DOCUMENTS. 0 I hereby elect to reprice my eligible options and increase tbe exercise price per share ol my eligible options to the fair market value of 3 share of the common stock of Atmel on the option’s measurement date for financial reporting purposes pursuant to the terms set forth in the Offer. You may withdraw this election I;: loading onto the Offer website and completing the ..ithdia- ai process before 9’00 p.m . Pacific Time !J=;emljer21 2007 unless ive extend the Offer By electing to- amend my eligible o-ptions by checking the box above. I understand and agree to all of the following. 1 I hereby agree to amend my eligible options’ de“t’fied in azcordance ivith the terms of the Offer set forth in the Offer to Amend Certain Options, dated November 26. 2007 of which I hereby acknowledge receipt Each eligible option will be amended on or about December 21.2007 or later if the Offer is extended Mowing ttie extended expiration date extends the peric:! ct time dunna :.hich the Offer “ill remain open 3. Except as otherwise provided below, the exercise price of each of my tendered eligible option(s) will be amended to increase the exercise price per share to the fair market value of a share of the common eiocl’ oi -1m?! Don.;ciation on the meaeuiement date of such eligible optio-n for financial reportin-g purposes. 4 If I cease to be employed by Atmel Corporation or its subsidiaries after I elect to amend my eligible option(s). but before Atmel Corporation accepts such option(s) for amendment, my eligible options will not be amended or replaced.

|5 Until Cecembei 21 2CO~ cr later if the Offei is e-tencied I ill hs.e the right *sithclra •• n.. eligible cption:? ihat I eiecte;! ic ha,e is: before January 23 2008 the 4Q1h business day after November 2E 2007 which is commencement of ths Offer I may then withdraw my tendered eligible opticms: at sn, tune prinrtn Atmel Corporations acceptance of such options for amendment pursuant” to the Offer 6. The tender of my eligible optmn[sj will constitute my acceptance of all of the terms and conditions of the-Offer. Acceptance by Atmel Corporation of it,, eligible option(s] for amendment pursuant to the Offer will constitute a binding agreement between Atmel Corporation and me upon 1hs terms an:l subject to the conditions of the Offer 7 I am the registries holdei ef nv. eligible option’s isnJere;! herec; an;! nv. name empic 1 . re idem.’leal ion number and other information appealing an ths cc.ai page ais true and coned S I am not required to tender my eligible optionis) pursuant to the Offer I ACKNOWLEDGE THAT I WILL BE SOLELY RESPONSIBLE FOR ANY PENALTY TAXES, INTEREST PAYMENTS OR OTHER TAX LIABILITIES I MAY INCUR UNDER SECTION 403A AND APPLICABLE STATE LAWS IF I ELECT TO NOT AMEND AN ELIGIBLE OPTION PURSUANT TO THE OFFER. 9 Atmel Corporation and/or the independent third-party hired with respect to the Offer cannot give me legal, tax or investment advice with resp&cl to the Offer and I have been advised to consult with my own legal tax and investment advisors as to the consequences of participating or not participating in the Offer 10. Under certain circumstance-s set forth in the Offer to Amend Atmel Corporation may terminate or amend the Offer and postpone its acceptance of the eligible options I have elected to amend. Should the eligible cpticm.s’ tendered herewith not be accepted for 11 I understand that if I do not clearly mark the boK electing to amend all of my eligible options, none of my eligible options will ba amended. I should be subject to the adverse tax consequences isnde: eclicn -I’J ‘ Mi aspect Is such options 12 I understand that unless I have elected to amend all of nv. eligible options I should be subject to the adverse tah consequences under Section 409A with 12. I understand that unless I ha.e elected to emend all of m ,• eligible options. I should be subject to- the adverse tax consequences under Section 4Q9A with respect to my non-amended options. I understand Ihat neither Atmel Corporation nor the Board of Directors of Atmel Corporation is making any
9. Atmel Corporation and.’or the independent third-party hired with respect to the Offer cannot give me legal, tax or investment advice with acceptance of the eligible cpticns I have elected to amend. Should the eligible cpMciv.s 1 tendered heie.’jith not be accepted for amendment, such optionfs] will be returned to me pi’cmptl-. folio vmg the expiration or termination of the Offer 11 I understand that if I do not clearly mark the box electing to amend all of nv, eligible options none of nr. eligible options will be amended. I should be subject to the s;|-.?isr is caBsequenoes nuclei Section 4u&” “iih lespsct 10 such options.12 I understand that unless I have elected to amend all of my eligible options I should be subject to the adverse tan consequences under Section 409A with respect to my non-amended options. 12. I understand that unless I haie elected to emend ill of my eligible options. I should be subject to the adverse tax consequences under Section 409A with re-spect to my non-amended options. I understand that neither Atmel Corporation nor the Board of Directors of Atmel Corporation is making any recommendation as to whether I should amend or refrain from amending my eligible option(s). and that I must make my own decision whether to tender my eligible option(s). taking into account my own personal circumstances and preferences. I understand that the amended option(s) may decline in value when I decide to exercise such option(s). I further understand that past and current market prices of Atmel Corporation common stock may provide little or no basis for predicting what the market price of Atmel Corporation common stock will be when Atmel Corporation amends my tendered eligible option(s) or Please read the offering documents, this ELECTION/WITHDRAWAL FORM, the AGREEMENT TO TERMS OF ELECTION/WITHDRAWAL, and the INSTRUCTIONS TO ELECTION/WITHDRAWAL FORM.

SIGNATURE OF OPTIONEE properly. Date .. 2007 Date .. .2007 Address [if different than on cover page) Office Telephone: (> Email address Employee Identification Number (see cover page): If you are not able to submit your election slecticnicalK’ via the Offer website as a result of technical failures of the website, such as the website being unavailable or the -ebsite noi ac epLiig : oim section 01 if •. ou do not othsi—ise ha.e access to the Offer,-ebsite for any Pleva. Manager” :-!cci’ -.dminisi ticn at ‘.-lit -3=;~i ii1 cefcie 9 Ou p.m Pacific Time, on Decembei 21 20u ? To obtain a paper election form, please contact Carol Pleva. Manager. Stock Administration via telephone at (408) 487-2731 or via e-mail at Carol Pleu3t5l3tmel.com DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE. OR VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER ABOVE, WILL NOT CONSTITUTE VALID DELIVERY. UNLESS YOU SUBMIT YOUR ELECTION FORM ELECTRONICALLY VIA THE OFFER WEBSITE.
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ATMEL CORPORATION
ELECTION AMENDMENT REVIEW

You have made the following elections with respect to your eligible options.

Option Number	Original Grant Date	Original Grant Price	Revised Measurement Date	Revised Grant Price	Number of Outstanding Eligible Options	Expiration Date	ALTERNATIVE ONE: Delayed Ability to Exercise Until a 'Permissible Exercise Event'	ALTERNATIVE TWO: Increased Exercise Price for All Eligible Options in the Grant	Did Not Amend
1	Dec 10, 2003	$3.45	Nov 28, 2007	$4.15	600	Dec 10, 2013		Repriced	
2	Dec 10, 2004	$3.45	Nov 28, 2007	$4.15	550	Dec 10, 2014	Chosen date: 2012		
3	Dec 10, 2005	$3.45	Nov 28, 2007	$4.15	50	Dec 10, 2015			Did not amend

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m A HOMEE MILI UllIAH USLCt. OUT A\[\ EL A Need Help? Phone: 1-403-467-2731 k EMAILCarol. Pleva@afmef. con ATMEL CORPORATION PRINT CONFIRMATION STATEMENT Dale . 11/25/2007 09:5E:49 PM PST Employee ID 123 Address — 123 TEST STREET Your election information has been recorded as follows: ALTERNATIVE ALTERNATIVE ONE: Delayed TWO: Ability to Increased Number of Exercise Until Exercise Price Original Revised Outstanding a ‘Permissible for AH Eligible Option Original Grant Measurement Revised Eligible Expiration Exercise Options in tbe Did Not Number Grant Date Price Pate Grant Price Options Date I Event’ | Grant Amend — 1 nrn 0 “ 3 — 45 Nov20.2007 $4- 15 EDO Dec 10.2013 Repnced 2 D 2004 “ S145 Nov2Q.2Q07 $4.15 550 Dec 10.2014 Ch |g"2 date: 3 D 2005 “ I3 — 45 Nov2 2007 1 4 — 15 50 Dec1 2015 amend
ATMEL CORPORATION PRINT CONFIRMATION STATEMENT Dste 11 5 007 09:M:49 PH PST Employee ID 123 Address 123 TEST STREET Your election information has been recorded as follows: ALTERNATIVE ALTERNATIVE ONE: Delayed TWO: Ability to Increased Number of Exercise Until Exercise Price Original Revised Outstanding a ‘Permissible for Ail Eligible Option Original Grant Measurement Revised Eligible Expiration Exercise Options in the Did Not Number Grant Date PriceDate Grant Price Options DateEvenf .................. Grant Amend —— —— — 1 : D Q 1 3 ! S345 Nov20.2007 £4 15 &00 Dec 10 2013 Repnced 2 D 2004 “ J3 — 45 Nov 20.2007 $4.15 550 Dec 10,2014 Ch “ t6: 3 D 20Q 1 5 “ S145 M” 20 — 2007 S4.15 50 Dec 10.2015 mend PRINT THIS PAGE bv ;li=kin:i the PRINT A COMRRMAT1WJ button below and sa.eacap. This ;,1II ssrw: as the Electiwi Confirmation Statement m the event our system does not register ..our ele-non or pro.ide ,ou ,.ith an e-n-,aiied ‘Election Confirmation Elalement” after your submission. If you do not recerve a confirmation e-mail within Tvvo business da ‘s after cur submission please forward a copy of your printed Electronic Ccnfirma;,;n Etare en; .ia e-mail 10 Carol Pleva Manager Eto; -a -i’i tMt s” at . .1 : — ; -i.:. -tme :on-

Acknowledgement
ATMEL CORPORATION FORM OF ACKNOWLEDGMENT OF RECEIPT OF ELECTION FORM ALTERNATIVE ALTERNATIVE ONE: Delayed TWO: Ability to Increased Number of Exercise Until Exercise Price Original Revised Outstanding a ‘Permissible for AM Eligible Option Original Grant Measurement Revised Eligible Expiration Exercise Options in the Did Not Number Grant Date PriceDale Grant Price Options DateEvent 1 Gram Amend. . 1 2nn3’ * 3 — 45 Nov202007 $4.15 EDO Dec 10 2013 Repnced 2 D 2004 “ i3 ‘ 45 Nov2Q.2QQ7 14.16 550 Dec 10.2014 Cho ie ‘ 3 D 2005 “ JE3 — 45 Nov20.2007 S4.1S 50 Dec 10 2015 mend which will be 9:00 p m Pacific Time December21 200? unless i*,e extend the offer Any questions cr requests fcr assistance should be directed to Carol Pleua. Manager Stcck Administration ,ia telephone at i40S: 487-2 7 31 or via e-mail at Card Ple.agiatniel com Please note that our receipt of your election form is not by itself an acceptance of the eligible option. For purposes of the offer. Atmel Corporation will ha:s accepted those eligible option; : propsil.. tendered pursuant to the offer and not other’-iss —ithdra • n only v/hen Atmel by press release, e-mail or other method of communication Atmel Corporation s formal acceptance is to take place immediately following the closing date of the offer